UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143-1254 (Zip Code)
(630) 875-7463 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement
As previously reported, on September 27, 2016, First Midwest Bancorp, Inc. (the “Company”) entered into a Loan Agreement with U.S. Bank National Association (the “Lender”) providing for a one-year $50 million unsecured revolving credit facility (the “Credit Facility”). On September 26, 2017, the Company entered into a First Amendment to Loan Agreement (the “Amendment”) with the Lender, which extends the maturity of the Credit Facility to September 26, 2018 and makes certain technical and clarifying changes.
The foregoing description of the Amendment is a summary and is qualified in its entirety by the complete terms of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth in Item 1.01, above, is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10.1	First Amendment to Loan Agreement, dated as of September 26, 2017, between First Midwest Bancorp, Inc. and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MIDWEST BANCORP, INC.

Date:	October 2, 2017	By:	/s/ NICHOLAS J. CHULOS
Nicholas J. Chulos
Executive Vice President,
General Counsel and Corporate Secretary